Exhibit 99.1

WP Glimcher Announces Management Transition

Mark S. Ordan to transition to non-executive Chair

Michael P. Glimcher to continue to serve as CEO

Marc Richards to depart upon substantial completion of integration

COLUMBUS, Ohio—(BUSINESS WIRE)—Jun. 1, 2015— WP Glimcher (NYSE: WPG) today announced that Mark S. Ordan, currently the Executive Chairman of the Board, will transition to serve as an active non-executive Chairman of the Board and will provide consulting services to the Company under a transition and consulting agreement, effective as of January 1, 2016. Michael P. Glimcher will continue to serve as the Company’s Vice Chairman and Chief Executive Officer.

“I’m pleased by our swift and continued progress of the integration, and today’s announced management transition keeps us on track to achieve expected synergies and add value for our shareholders,” said Chairman Mark Ordan. “I look forward to continuing my active role at WP Glimcher, leading the company’s Board and working closely with the leadership team to set strategy and oversee capital allocation and capital markets activities. I am confident we have the right team in place under Michael’s leadership, and with our diverse portfolio and proven operating platform, we will continue to be rigorous and innovative stewards of our assets, while driving total shareholder return.”

CEO Michael Glimcher said, “I am excited to continue to work closely with Mark as we demonstrate to our stakeholders the long-term growth opportunities across our portfolio. Today’s announcement is a testament to the success of the coming together of our two companies to form WP Glimcher, a more robust leader in the retail REIT space. With our great team and dynamic portfolio, I have great confidence in our future.”

In addition, the Company expects a further reduction in overhead related to its Bethesda, MD-based transition operations led by Marc Richards, the Company’s Chief Administrative Officer, who is currently anticipated to depart the Company upon substantial completion of the integration.

These management changes are expected to result in severance and related charges for 2015 of up to $5 million and to add an incremental $4 to $5 million annually to Funds from Operations (“FFO”) through reduced overhead expenses beginning in 2016. These savings are anticipated to enable the Company to achieve its originally projected merger synergies of $12 to $16 million.

In addition to the Company’s headquarters in Columbus, OH, WP Glimcher will be opening a new leasing, management and operations office in Indianapolis.

About WP Glimcher

WP Glimcher, Inc. (NYSE: WPG) is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as community centers. WP Glimcher owns and manages 121 shopping centers totaling more than 68 million square feet diversified by size, geography and tenancy. WP Glimcher combines a national real estate portfolio with an investment grade balance sheet and plans to leverage its expertise across the entire shopping center sector to increase cash flow through rigorous management of existing assets. Learn more at www.wpglimcher.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management WP Glimcher concerning future events and their potential effects on WP Glimcher. Such statements are based upon the current beliefs and expectations of WP Glimcher’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WP Glimcher to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation, the risks and uncertainties detailed from time to time in WP Glimcher’s statements and periodic reports filed with the U.S. Securities and Exchange Commission, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The forward-looking statements in this communication are qualified by these risk factors. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WP Glimcher undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Visit WP Glimcher at: www.wpglimcher.com